AMENDMENT TO
                              SUBADVISORY AGREEMENT
                        Templeton Global Investment Trust
       (on behalf of Franklin Templeton Non-U.S. Dynamic Core Equity Fund)

         This Amendment dated as of April 30, 2003, is to the Subadvisory Agreement made as of the 25th day of February, 2003 (the "Agreement") by and between Franklin Templeton Asset Strategies, LLC, a U.S. registered investment adviser and Delaware limited liability company (the "Manager") and Fiduciary Trust Company International, a New York corporation (the "Subadvisor").

                                   WITNESSETH:

         WHEREAS, both the Manager and the Subadvisor wish to amend the Agreement;

         WHEREAS, the Manager merged into FRANKLIN TEMPLETON ALTERNATIVE STRATEGIES, INC., a Delaware corporation, a successor entity, on April 30, 2003;

         NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:

     1. The Manager's name is henceforth to be known as "Franklin Templeton Alternative Strategies, Inc."

     2. All references to the Manager being a "Delaware limited liability company" in the Agreement are hereby changed to a "Delaware corporation."

     IN WITNESS WHEREOF, this Amendment has been executed on behalf of each party as of the date set forth above.

                                         FRANKLIN TEMPLETON ALTERNATIVE
                                         STRATEGIES, INC.


                                         By:/s/JIMMY D. GAMBILL
                                            ----------------------------
                                            Jimmy D. Gambill
                                            Vice President


                                         FIDUCIARY TRUST COMPANY INTERNATIONAL


                                         By:/s/WILLIAM Y. YUN
                                            -----------------------------
                                            William Y. Yun
                                            President